UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

800 Royal Oaks Drive, Suite 210
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On December 19, 2016, Raymond Cook, the Senior Vice President and Chief Financial Officer of AeroVironment, Inc. (the “Company”), notified the Company of his intent to resign from the Company for personal health reasons effective February 28, 2017 (the “Separation Date”).

In connection with his resignation, Mr. Cook entered into a Severance Agreement and General Release (the “Severance Agreement”) with the Company.  Pursuant to the Severance Agreement, Mr. Cook released the Company and certain of its related parties from all potential claims and agreed to be subject to certain non-disparagement obligations in consideration for a payment of $40,000, which amount will be paid once the agreement becomes irrevocable.  Mr. Cook may revoke the Severance Agreement by providing written notice to the Company within seven days after his execution of the agreement on December 19, 2016, in which case the agreement will not go into effect.  Additionally, if Mr. Cook re-executes the Severance Agreement with 21 days after the Separation Date, he will be entitled to receive (i) a lump-sum cash payment of approximately $406,758.14, which represents an amount equal to the sum of Mr. Cook’s fiscal year 2017 base salary and 65% of his pro-rata bonus for his service during fiscal year 2017, less $40,000, and (ii) a lump sum payment equal to the after tax cost of the sum of 12 months of COBRA premiums, 12 months of life insurance premiums and $2,400 in lieu of long term disability insurance premiums.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.  A copy of the Severance Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Appointment of New Chief Financial Officer

The Company has appointed Teresa Covington, the Company’s Vice President of Finance to serve as the Company’s Chief Financial Officer and principal accounting and financial officer, effective March 1, 2017.  Ms. Covington, 53, served as the Company’s interim Chief Financial Officer from February 2015 to July 2015 before assuming her current role.  Prior to serving as the Company’s interim Chief Financial Officer, Ms. Covington served as Vice President of the Company’s Efficient Energy Systems business segment from May 2011 to February 2015.  Prior to joining the Company and from 2000 to 2011, Ms. Covington served as Senior Vice President and Chief Financial Officer of Line 6, Inc., a $100 million annual revenue musical instruments manufacturer now part of Yamaha. Ms. Covington earned her Master’s in Business Administration from Stanford University Graduate School of Business, a Master’s in Electrical Engineering from the University of Southern California and a Bachelor of Science in Electrical Engineering from the University of Illinois at Urbana-Champaign.

There are no arrangements or understandings between Ms. Covington and any other persons pursuant to which she was selected to serve as Company’s Chief Financial Officer. There are also no family relationships between Ms. Covington and any director or executive officer of the Company and, other than the Severance Protection Agreement described below, she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Covington is a party to a Severance Protection Agreement with the Company which provides for the payment of certain benefits to her in connection with a change in control (as defined in the agreement) and/or the termination of her employment.  The term of the Severance Protection Agreement commenced in December 2015 and continues until December 31, 2018. If a change in control occurs during the term of the agreement, the term will be extended to the date that is 18 months after the date of the occurrence of such change in control. The material terms of the Severance Protection Agreement are summarized below:

a)             Upon termination of Ms. Covington’s employment by the Company without cause or by Ms. Covington for good reason (as those terms are defined in the agreement) within 18 months following a change in control, Ms. Covington is entitled to receive (i) her prorated bonus target for the year in which the termination occurs, (ii) a lump sum cash payment equal to 0.75x the sum of her base salary at the rate in effect on the termination date (or, if higher, the highest base salary rate in effect at any time during the 180-day period prior to a change in control), her annual target bonus for the year in which the termination occurs and 100% of her target payout under all outstanding long-term incentive plan awards, (iii) acceleration of vesting and exercisability of equity awards, (iv) the continuation of certain employee welfare plan benefits for the executive and her dependents and beneficiaries for a period of 12 months and (v) outplacement services for a period of 12 months, or if earlier, until the first acceptance by Ms. Covington of an offer of employment.

b)             If Ms. Covington’s employment is terminated by the Company without cause or by Ms. Covington for good reason, and a change in control occurs prior to the earlier of the date which is three (3) months following the termination date or February 14th of the calendar year following the year in which the termination date occurs, she shall be entitled to receive the benefits described in (a) above.

c)              If Ms. Covington’s employment is terminated by the Company for any reason other than cause in a context that does not involve a change in control, or due to her death or disability, she will receive: (i) her prorated bonus target for the year in which the termination occurs, (ii) a lump sum payment in an amount equal to 75% of her base salary at the rate in effect on the termination date, and (iii) the continuation of certain employee welfare plan benefits for the executive and her dependents and beneficiaries for a period of 12 months.

To receive the severance benefits described above, Ms. Covington must execute a full release of any and all claims against the Company and comply with certain obligations specified in the agreement for 12 months following the termination date, including non-solicitation and non-disparagement obligations and continued compliance with the obligations under her patent and confidentiality agreement with the Company.

The foregoing description of the Severance Protection Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.  A copy of the Severance Protection Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On December 20, 2016, the Company issued a press release announcing Mr. Cook’s resignation from the Company and Ms. Covington’s appointment as the Company’s Chief Financial Officer.  A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit
Number	Description
10.1	Severance Agreement and General Release by and between AeroVironment, Inc. and Raymond Cook dated as of December 19, 2016.
10.2	Severance Protection Agreement by and between AeroVironment, Inc. and Teresa Covington dated as of December 10, 2015.
99.1	Press release issued by AeroVironment, Inc., dated December 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: December 20, 2016	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer